CORTEVA agriscience

News Release

Corteva Delivers Strong 1Q 2026, Reaffirms 2026 Outlook, On-Track for 4Q 2026 Separation

- First quarter sales reflect strength of Seed and Crop Protection technology portfolios and progress on growth platforms
- Continued productivity and cost initiatives across both businesses further improve financial position
- Full-year 2026 guidance[3] reaffirmed, including progress on 2027 value framework

INDIANAPOLIS, Ind., May 5, 2026 – Corteva, Inc. (NYSE: CTVA) ("Corteva" or the "Company") today reported financial results for the first quarter ended March 31, 2026.

1Q 2026 Results Overview

	Net Sales	Inc. from Cont. Ops (After Tax)	EPS
GAAP	**$4.90B**	**$725M**	**$1.07**
vs. 1Q 2025	**11%**	**9%**	**10%**
	Organic[1] Sales	**Operating EBITDA[1]**	**Operating EPS[1]**
NON-GAAP	**$4.73B**	**$1.44B**	**$1.50**
vs. 1Q 2025	**7%**	**21%**	**33%**

First Quarter 2026 Highlights

- First quarter 2026 net sales increased 11% versus prior year. Organic[1] sales increased 7% in the same period.
- Seed net sales increased 12% and organic[1] sales increased 9%. Price/mix was up 3%, with gains in all regions, led by favorable product mix and continued execution on the Company's price for value strategy. Volume growth in North America[2] was driven by seasonal timing shifts in seed deliveries.
- Crop Protection net sales increased 10% and organic[1] sales increased 4%. Price declined 2% due to competitive market dynamics in Latin America. Volume improved 6%, with gains in all regions, driven by demand for new products.
- GAAP income and earnings per share (EPS) from continuing operations were $725 million and $1.07 per share, respectively.
- Operating EBITDA[1] and Operating EPS[1] were $1.44 billion, and $1.50 per share, respectively.
- The Company reaffirmed full-year 2026 guidance[3] and expects Operating EBITDA[1] to be in the range of $4.0 to $4.2 billion. Operating EPS[1] is expected to be $3.45 to $3.70 per share.
- The Company plans to repurchase approximately $500 million of shares during the first half of 2026.

($ in millions, except where noted)	1Q 2026	1Q 2025	% Change	% Organic[1] Change
Net Sales	**$4,905**	**$4,417**	**11%**	**7%**
North America	$2,439	$2,210	10%	10%
EMEA	$1,655	$1,477	12%	4%
Latin America	$506	$442	14%	4%
Asia Pacific	$305	$288	6%	5%

1. Organic Sales, Operating EPS, and Operating EBITDA are non-GAAP measures. See page 5 for further discussion. 2. North America is defined as U.S. and Canada. EMEA is defined as Europe, Middle East and Africa. 3. The Company does not provide the most comparable GAAP measure on a forward-looking basis. See page 4 for further discussion. 4. One-time separation costs do not include deferred asset expenses related to debt issuance costs to be amortized/incurred as future interest payments.

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News Release 1Q 2026

> "In the first quarter, Corteva delivered a strong start to the year, delivering growth across both businesses and all regions. Our performance reflects a solid start to the season in the Northern Hemisphere coupled with disciplined cost management and continued demand for our advanced technology, all of which allowed us to deliver earnings growth and margin expansion.
>
> We also made good progress on our separation, naming executive leadership teams for both future companies, filing our initial Form 10, and announcing Vylor, the new name for our future advanced seed and genetics company. We remain focused on launching two strong companies, on track for the fourth quarter, and on delivering our 2026 targets. Our future is bright."

Chuck Magro
Chief Executive Officer

Company Updates

Separation Update: Key Milestone Targets

- Corteva remains on track to complete the planned separation in the second half of 2026, with already announced key milestones
  - Announced Luke Kissam as New Corteva CEO, along with other key executive leadership roles
  - Vylor was announced as the name of the future advanced seed and genetics company
  - Initial Form 10 filed with the SEC – due to regulatory requirements, Vylor will be shown as the continuing operations of Corteva, Inc. with New Corteva presented as discontinued operations
  - One-time separation costs[4] expected to be ~$350 million, consistent with external benchmark ranges
  - Net dis-synergies estimate of ~$100 million trending favorably; $50 million included in full-year 2026 guidance
  - In April 2026, the Board of Directors approved a discretionary contribution to the principal U.S. pension plan of approximately $1.5 billion (on a pre-tax basis) to be made on or before July 31, 2026. The company continues to expect both companies at separation to have strong balance sheets and investment grade credit ratings.
- Key separation milestones still expected to be achieved in the first half of 2026:
  - Form 10 public filing in late Q2
  - Credit agency review and response to capital structure submissions for both companies
- Additional key milestones and updates that will occur in the second half of 2026:
  - Approval of final capital structures
  - Appointment of both companies' Board of Directors
  - Form 10 goes effective
  - Webcasted Investor Day events at New York Stock Exchange on September 15, 2026

2

News Release 1Q 2026

Seed Summary

Seed net sales were $3.02 billion in the first quarter of 2026, up from $2.71 billion in the first quarter of 2025. The sales increase was driven by a 6% increase in volume, 3% increase in price/mix, and 3% favorable currency impact.

Price/mix gains in all regions demonstrate demand for top technology and the strength of the portfolio. Volume increases in North America and EMEA[2] are due to timing shifts and favorable weather in the northern hemisphere. Favorable currency impacts were led by the Euro.

Segment operating EBITDA was $1,034 million in the first quarter of 2026, up 23% from the first quarter of 2025. Volume, price execution, net cost and productivity benefits, and net royalty improvement more than offset higher selling expense and compensation. Segment operating EBITDA margin improved by about 310 basis points versus the prior-year period.

($ in millions, except where noted)	1Q 2026	1Q 2025	% Change	% Organic[1] Change
North America	$1,770	$1,597	11%	11%
EMEA	$928	$826	12%	5%
Latin America	$224	$185	21%	8%
Asia Pacific	$101	$99	2%	4%
Seed Net Sales	**$3,023**	**$2,707**	**12%**	**9%**
Seed Operating EBITDA	**$1,034**	**$842**	**23%**	**N/A**

Crop Protection Summary

Crop Protection net sales were approximately $1.88 billion in the first quarter of 2026 compared to approximately $1.71 billion in the first quarter of 2025. The sales increase was driven by a 6% increase in volume, a 6% favorable currency impact, partially offset by a 2% decrease in price.

Volume improvement was driven by demand for new products and spinosyns, coupled with timing shifts in North America and EMEA. Price declines, primarily in Latin America and APAC, are due to continued competitive market dynamics in those regions. Favorable currency impacts were led by the Euro and Brazilian Real.

Segment operating EBITDA was $434 million in the first quarter of 2026, up 15% from the first quarter of 2025. Volume growth, productivity savings, and favorable currency more than offset price pressure and higher selling expense. Segment operating EBITDA margin improved by about 100 basis points versus the prior-year period.

($ in millions, except where noted)	1Q 2026	1Q 2025	% Change	% Organic[1] Change
North America	$669	$613	9%	8%
EMEA	$727	$651	12%	2%
Latin America	$282	$257	10%	1%
Asia Pacific	$204	$189	8%	6%
Crop Protection Net Sales	**$1,882**	**$1,710**	**10%**	**4%**
Crop Protection Operating EBITDA	**$434**	**$377**	**15%**	**N/A**

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News Release 1Q 2026 4 2026 Guidance Globally, agricultural fundamentals remain mixed, with resilient demand across both seeds and crop protection driven by a continued focus on productivity and performance. Growers are increasingly prioritizing advanced genetics and higher-value, technology-enabled solutions to optimize yield outcomes, reinforcing strong demand for differentiated offerings. At the same time, reduced export availability from China is contributing to a gradual tightening in global supply-demand dynamics as the season progresses. Grain and oilseed markets have shown improvement, supported in part by evolving geopolitical factors, providing a more constructive backdrop for the sector. Across the portfolio, our full-year outlook remains constructive. In Seed, we expect continued demand for our technology-driven offerings, supported by product innovation and a solid start to the Northern Hemisphere planting season. In Crop Protection, we anticipate volume growth driven by demand for differentiated solutions, with an improving supply-demand environment helping to moderate prior headwinds. Farm-level conditions remain measured, as growers continue to manage input costs carefully, but investment in yield-enhancing technologies remains a clear priority. Overall, we expect the net impact from geopolitical and trade developments on our full-year results to be manageable within our current guide, and underlying demand is expected to remain resilient. As a result, the Company reaffirmed full-year 2026 guidance3 with Operating EBITDA1 expected to be $4.0 billion to $4.2 billion, growth of 7% at the mid-point. Operating EPS1 is expected to be $3.45 to $3.70 per share, growth of 7% at the mid-point. The Company expects to repurchase approximately $500 million of shares during the first half of 2026. The Company is not able to reconcile its forward-looking non-GAAP financial measures, to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of its control, such as Significant Items, without unreasonable effort. First Quarter Conference Call The Company will host a live webcast of its first quarter 2026 earnings conference call with investors to discuss its results and outlook tomorrow, May 6, 2026, at 9:00 a.m. ET. The slide presentation that accompanies the conference call is posted on the Company’s Investor Events and Presentations page. A replay of the webcast will also be available on the Investor Events and Presentations page. About Corteva Corteva, Inc. (NYSE: CTVA) is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com. Cautionary Statement About Forward-Looking Statements This press release contains certain estimates and forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “estimates,” “outlook,” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s financial results or outlook; strategy for growth; product development; regulatory approvals; market position; capital allocation strategy; liquidity; sustainability targets and initiatives; the anticipated benefits of acquisitions, restructuring actions, or cost savings initiatives; the anticipated benefits, impacts, and timing of the Proposed Separation; and the outcome of contingencies, such as litigation and environmental matters, are forward-looking statements. Forward-looking statements and other estimates are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements and other estimates also involve risks and uncertainties, many of which are beyond Corteva’s control. While the list of factors presented below is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Some of the important factors that could cause Corteva’s actual results to differ materially from those projected in any such forward-looking statements include: (i) failure to obtain or maintain the necessary regulatory approvals for some of the company's products; (ii) failure to successfully develop and commercialize the company's pipeline; (iii) effect of the degree of public understanding and acceptance or perceived public acceptance of the company's biotechnology and other agricultural products; (iv) failure to comply with competition and antitrust laws; (v) effect of changes in agricultural and related policies of governments and international organizations; (vi) costs of complying with evolving regulatory requirements and the effect of actual or alleged violations of environmental laws or permit requirements; (vii) effect of climate change and unpredictable seasonal and weather factors; (viii) effect of competition in Corteva's industry; (ix) competitor’s establishment of an intermediary platform for distribution of Corteva's products; (x) risks related to recent funding and staff reductions at U.S. government agencies; (xi) risk related to geopolitical and military conflict; (xii) effect of volatility in Corteva's input costs; (xiii) risks related to Corteva's global operations; (xiv) effect of industrial espionage and other disruptions to Corteva’s supply chain, information technology or network systems; (xv) risks related to environmental litigation and the indemnification obligations of legacy EIDP liabilities in connection with the Corteva Separation; (xvi) impact of Corteva's dependence on third parties with respect to certain of its raw materials or licenses and commercialization; (xvii) failure of Corteva’s customers to pay their debts to Corteva, including customer financing programs; (xviii) failure to effectively manage acquisitions, divestitures, alliances, restructurings, cost savings initiatives, and other portfolio actions; (xix) failure to raise capital through the capital markets or short-term borrowings on terms acceptable to Corteva; (xx) increases in pension and other post-employment benefit plan funding obligations; (xxi) risks related to pandemics or epidemics; (xxii) capital markets sentiment towards sustainability matters; (xxiii) Corteva’s intellectual property rights or defense against intellectual property claims asserted by others; (xxiv) effect of counterfeit products; (xxv) Corteva’s dependence on intellectual property cross-license agreements; (xxvi) risks related to Corteva’s Separation from DowDuPont; and (xxvii) risks related to Corteva’s Proposed Separation, including, but not limited to, whether the objectives of the

News Release 1Q 2026 5 proposed separation will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the proposed separation; the timing of any such separation or related action and whether any such separation will be consummated at all; the risk that the proposed separation could divert the attention and time of the company’s management; the risk of any unexpected costs or expenses resulting from the proposed separation process or separation itself; and the risk of any litigation as a result of, or relating to, the Proposed Separation. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business. Where, in any forward-looking statement or other estimate, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in Corteva’s annual and quarterly reports filed on Forms 10-K and 10-Q with the U.S. Securities and Exchange Commission. Regulation G (Non-GAAP Financial Measures) This earnings release includes information that does not conform to U.S. GAAP and are considered non-GAAP measures. These measures may include organic sales, organic growth (including by segment and region), operating EBITDA, operating earnings (loss) per share, and base income tax rate. Management uses these measures internally for planning and forecasting, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year over year results. These non-GAAP measures supplement the Company’s U.S. GAAP disclosures and should not be viewed as an alternative to U.S. GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page A-5 of the Financial Statement Schedules. Corteva is not able to reconcile its forward-looking non-GAAP financial measures to its most comparable U.S. GAAP financial measures, as it is unable to predict with reasonable certainty items outside of the Company’s control, such as significant items, without unreasonable effort. For significant items reported in the periods presented, refer to page A-8 of the Financial Statement Schedules. Beginning January 1, 2020, the Company presents accelerated prepaid royalty amortization expense as a significant item. Accelerated prepaid royalty amortization represents the non-cash charge associated with the recognition of upfront payments made to Monsanto in connection with the Company’s non-exclusive license in the United States and Canada for Monsanto’s Genuity® Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits. Due to the ramp-up of Enlist E3TM, Corteva significantly reduced the volume of products with the Roundup Ready 2 Yield® and Roundup Ready 2 Xtend® herbicide tolerance traits beginning in 2021, with expected minimal use of the trait platform thereafter. In 2023 and 2024, the Company committed to restructuring activities to optimize the Crop Protection network of manufacturing and external partners, which are expected to be substantially complete in 2026. The Company expects to record approximately $80 million to $90 million net pre-tax restructuring charges during 2026 for these activities. Organic sales is defined as price and volume and excludes currency and portfolio and other impacts, including significant items. Operating EBITDA is defined as earnings (loss) (i.e., income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating benefits (costs), foreign exchange gains (losses), and net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting, excluding the impact of significant items and separation costs. Non-operating benefits (costs) consists of non-operating pension and other post- employment benefit (OPEB) credits (costs), tax indemnification adjustments, and environmental remediation and legal costs associated with legacy businesses and sites. Tax indemnification adjustments relate to changes in indemnification balances, as a result of the application of the terms of the Tax Matters Agreement, between Corteva and Dow and/or DuPont that are recorded by the Company as pre-tax income or expense. Operating earnings (loss) per share is defined as “earnings (loss) per common share from continuing operations - diluted” excluding the after-tax impact of significant items, the after-tax impact of separation costs, the after-tax impact of non-operating benefits (costs), the after-tax impact of amortization expense associated with intangible assets existing as of the Corteva Separation from DowDuPont, and the after-tax impact of net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting. Although amortization of the Company’s intangible assets is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets. Net unrealized gain or loss from mark-to-market activity for certain foreign currency derivative instruments that do not qualify for hedge accounting represents the non-cash net gain (loss) from changes in fair value of certain undesignated foreign currency derivative contracts. Upon settlement, which is within the same calendar year of execution of the contract, the realized gain (loss) from the changes in fair value of the non-qualified foreign currency derivative contracts will be reported in the relevant non-GAAP financial measures, allowing quarterly results to reflect the economic effects of the foreign currency derivative contracts without the resulting unrealized mark to fair value volatility. Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items, separation costs, amortization of intangibles (existing as of Corteva Separation), mark-to-market (gains) losses on certain foreign currency contracts not designated as hedges, and non-operating (benefits) costs. ® TM Corteva Agriscience and its affiliated companies. 5/5/2026 Media Contact Bethany Shively +1 804-866-2377 bethany.shively@corteva.com Investor Contact Kim Booth +1 302-485-3704 kimberly.a.booth@corteva.com